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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 12, 1997, on our audits of the consolidated financial statements of ISOCOR as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report appears in ISOCOR's Annual Report on Form 10-K (File No. 000-27900) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ Coopers & Lybrand L.L.P.


COOPERS & LYBRAND L.L.P.
Los Angeles, California
July 10, 1997